                         [Coopers & Lybrand Letterhead]


                                                                    Exhibit 23.2


                          Consent of Coopers & Lybrand


We hereby consent to the incorporation by reference in this registration statement of our report dated February 13, 1995 on our audits of the consolidated financial statements of DEKALB Energy Company as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, and our report dated February 13, 1995 on our audit of the associated financial statement schedule of DEKALB Energy Company; and to all references to our Firm included in this registration statement.


                                                   /s/ Coopers & Lybrand
                                                   Coopers & Lybrand
                                                   Chartered Accountants


Calgary, Alberta, Canada
October 30, 1995